As filed with the Securities and Exchange Commission on June 29, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

PARK-OHIO HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1867219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio 44124

(Address of Principal Executive Offices Including Zip Code)

Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan

(As Amended and Restated As Of May 24, 2012)

(Full Title of the Plan)

Robert D. Vilsack

Secretary and General Counsel

Park-Ohio Holdings Corp

6065 Parkland Boulevard

Cleveland, Ohio 44124

(440) 947-2000

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares, par value $1.00 per share	600,000	$17.36	$10,416,000	$1,194

(1)	Represents the maximum number of common shares, par value $1.00 per share (“Common Shares”), of Park-Ohio Holdings Corp. (the “Registrant”) issuable pursuant to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 24, 2012) (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to adjustments upon changes of capitalization provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq Global Select Market on June 25, 2012, which is a date five business days prior to filing.

The contents of the registration statements on Forms S-8 (Registration Nos. 333-58161, 333-110536, 333-137540 and 333-161474), as filed with the Securities and Exchange Commission on June 30, 1998, November 17, 2003, September 22, 2006 and August 21, 2009, respectively, to register shares of common stock, par value $1.00 per share (the “Common Stock”), of Park-Ohio Holdings Corp., an Ohio corporation (the “Registrant”), to be issued under the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 24, 2012) (the “Plan”), are hereby incorporated by reference in this Registration Statement. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 600,000 shares of Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Mr. Robert D. Vilsack. Mr. Vilsack is the Secretary and General Counsel of the Registrant. As of June 8, 2012, Mr. Vilsack held 59,505 shares of Common Stock and had been granted options to purchase another 35,000 shares of Common Stock.

Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.2	Code of Regulations of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.3	Specimen Stock Certificate of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment No. 1 to the Registration Statement of Park-Ohio Holdings Corp. on Form S-8 (Registration No. 333-28407) filed on June 16, 1998)

5	Opinion of Counsel

10	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 24, 2012) (incorporated by reference to Exhibit 10.1 of the Form 8-K of Park-Ohio Holdings Corp. filed on May 30, 2012 (File No. 000-03134))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Counsel (included in Exhibit 5 hereto)

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 29th day of June, 2012.

Park-Ohio Holdings Corp.

By:	/s/ Robert D. Vilsack
Robert D. Vilsack Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

* Edward F. Crawford Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	* Patrick W. Fogarty Interim Chief Financial Officer, Director of Corporate Development (Principal Financial and Accounting Officer)

* Matthew V. Crawford President and Director	* Steven H. Rosen Director

* Ronna Romney Director	* Kevin R. Greene Director

Dan T. Moore III Director	* Patrick V. Auletta Director

* A. Malachi Mixon III Director	* James W. Wert Director

* Robert D. Vilsack, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

June 29, 2012	By:	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.2	Code of Regulations of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 1998 (File No. 000-03134))

4.3	Specimen Stock Certificate of Park-Ohio Holdings Corp. (incorporated by reference to Exhibit 4.4 of the Post-Effective Amendment No. 1 to the Registration Statement of Park-Ohio Holdings Corp. on Form S-8 (Registration No. 333-28407) filed on June 16, 1998)

5	Opinion of Counsel

10	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 24, 2012) (incorporated by reference to Exhibit 10.1 of the Form 8-K of Park-Ohio Holdings Corp. filed on May 30, 2012 (File No. 000-03134))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Counsel (included in Exhibit 5 hereto)

24	Power of Attorney